UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2010

SPECTRUM PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Technology Drive, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 11, 2010, Spectrum Pharmaceuticals, Inc. (the “Company”) appointed Brett L. Scott, age 59, as its Senior Vice President and Acting Chief Financial Officer. Mr. Shyam Kumaria, Senior Vice President, Finance, will continue in his present duties to ensure a smooth transition of financial responsibilities to Mr. Scott, while assuming his new role as Special Assistant to the CEO. Mr. Scott will assume the role of Spectrum’s principal accounting officer on November 16, 2010 and prior to such date Mr. Kumaria will continue to serve in that function.

Mr. Scott has an at-will employment relationship with the Company. He is eligible to receive a base salary of $225,000 per year and an annual performance-based bonus of up to 50% of such salary. Mr. Scott has also been granted 100,000 stock options at an exercise price per share equal to the closing price of the Company’s common stock on October 8, 2010. The stock options have a ten-year term and 25% vest on the first anniversary of the grant date, with the remaining shares to vest in equal monthly installments over a three-year period thereafter.

Before joining the Company, from July 2009 to October 2010, Mr. Scott served as Chief Financial Officer of Biolase Technology, Inc., a publicly traded medical device company. From August 2008 to May 2009, Mr. Scott served as Chief Financial Officer of North American Scientific, Inc., a publicly traded medical device company which filed for bankruptcy in March 2009, and as part of an orderly plan to sell its assets, sold its prostate and breast cancer businesses to Best Theratronics, Ltd. and Portola Medical Inc., respectively. Prior to joining North American Scientific, Mr. Scott served as Chief Financial Officer of Alsius Corporation, a privately held medical device company, from January 2006 to August 2008 and as a consultant to Alsius from February 2005 to January 2006. From September 2001 to March 2005, Mr. Scott served as Chief Financial Officer of Irvine Biomedical, Inc., a privately held medical device company which was sold to St. Jude Medical, Inc. Mr. Scott received a B.S. degree in Business Administration from the University of Southern California and is a certified public accountant. There is no arrangement or understanding pursuant to which Mr. Scott was selected as Senior Vice President and Acting Chief Financial Officer, and there are no related party transactions between the Company and Mr. Scott reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing the Company’s appointment of Mr. Scott as its Senior Vice President and Acting Chief Financial Officer is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of Spectrum Pharmaceuticals, Inc., dated October 12, 2010.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectrum Pharmaceuticals, Inc.

Date: October 12, 2010	By:	/s/ SHYAM KUMARIA

	Name:	Shyam Kumaria
	Title:	Senior Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Spectrum Pharmaceuticals, Inc., dated October 12, 2010.